Exhibit 10(c)

                      Consent of PricewaterhouseCoopers LLP

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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form N-4 of our report dated February 16, 2000, relating to the financial statements and financial highlights of the sub-accounts constituting the WRL Series Annuity Account, which appear in such Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" in such Registration Statement.


PricewaterhouseCoopers LLP
Tampa, Florida
April 24, 2000